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                                                                     Exhibit 5.1

                                                                    July 8, 1997





Telular Corporation
920 Deerfield Parkway
Buffalo Grove, Illinois  60089

Gentlemen:

                 This opinion is being furnished to you in connection with the public resale by Olympus Securities, Ltd ("Olympus"), Nelson Partners ("Nelson"), Stark International ("Stark") and Shepherd International Investments, Ltd. ("Shepherd") or their respective assigns (collectively, the "Preferred Stock Investors"), of up to Eleven Million (11,000,000) shares of Telular Corporation's (the "Company") Common Stock, par value $.01 per share (the "Shares") pursuant to the registration statement filed by the Company under the Securities Act of 1933 on May 28, 1997, with the Securities and Exchange Commission (the "Commission") as amended by Amendment No. 1, dated June 13, 1997, as further amended by Amendment No. 2, of even date herewith (which registration statement, as amended by all amendments, is hereinafter called the "Registration Statement").1 The Shares were issued to the Preferred Stock Investors by the Company under the terms of a Private Placement, by and among Nelson, Olympus and the Company, dated as of April 16, 1997, and a Private Placement, by and among Stark, Shepherd and the Company, dated as of June 6, 1997. The Shares may be sold from time-to-time by Preferred Stock Investors to or through brokers, dealers or other agents or directly to other purchasers in one or more market transactions, in one or more private transactions, or in a combination of such methods of sale, at prices then prevailing, at prices related to such prices, or at negotiated prices.

                 We have acted as counsel for the Company in connection with the issue and sale of the Shares to the Preferred Stock Investors. We have examined signed copies of the Registration Statement and all exhibits thereto, all as filed with the Commission. We have also examined and relied





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1/    The Registration Statement also covers such indeterminate numbers of additional shares of Common Stock as may become issuable upon conversion of the Company's Series A Convertible Preferred Stock (i) to prevent dilution resulting from stock splits, stock dividends or similar transactions and (ii) by reason of changes in the conversion price or conversion rate of the Preferred Stock in accordance with the terms of the Certificate of Designations, Rights and Preferences of the Series A Convertible Preferred Stock.
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Telular Corporation
July 8, 1997
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upon certain resolutions adopted by the Board of Directors of the Company, certified by the Secretary of the Company, a copy of the Bylaws of the Company, and a copy of the Certificate of Incorporation of the Company certified by the Secretary of the State of the State of Delaware. We also have examined such other documents and made such other investigations as we have deemed necessary to form a basis for the opinion hereinafter expressed.

                 In examining the foregoing documents we have assumed the authenticity of documents submitted to us as originals, the genuineness of all signatures, the conformity to original documents of documents submitted as copies, and the accuracy of the representations and statements included therein.

                 Based upon the foregoing, it is our opinion that the Shares issued to and to be sold by the Preferred Stock Investors pursuant to the Registration Statement are duly authorized, validly issued, fully paid and non-assessable.

                 We hereby consent to the filing of this opinion as part of the Registration Statement, and to the use of our name therein and in the related Prospectus under the caption "Legal Matters".

                 It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                                   Very truly yours,

                                                   /s/ Covington & Burling

                                                   COVINGTON & BURLING